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                                     6/2/00

                                   SUBCONTRACT

                                     BETWEEN

                           INFORMATION SPECTRUM, INC.

                                       AND

                          LASERCARD SYSTEMS CORPORATION

                      FOR OPTICAL CARDS AND INSURED STORAGE

              FOR THE U.S. IMMIGRATION AND NATURALIZATION SERVICE'S
                        INTEGRATED CARD PRODUCTION SYSTEM



1.  Parties/Effective Date of Contract

This Subcontract is made and entered into effective May 26, 2000, by and between LaserCard Systems Corporation, a Delaware Corporation (hereinafter "Subcontractor" or "LSC" or "LaserCard") having its principal place of business at 2644 Bayshore Parkway, Mountain View, CA 94043 and Information Spectrum, Inc. (hereinafter the "Contractor" or "Prime Contractor" or "ISI"), a New Jersey corporation having its principal place of business at 7611 Little River Turnpike, Annandale, Virginia 22003, (collectively hereinafter the "Parties").

2.  Statement of Work/Delivery Requirements

2.1 LSC is to manufacture and deliver optical cards to ISI in accordance with:

           a. the requirements, statement of work, and terms and conditions of the prime contract entered into between ISI and the Immigration and Naturalization Service (INS), Contract COW-0-C-0040, as set forth in pages 13 through 30 and Attachments 1 and 2 thereof which are hereby incorporated by reference and attached hereto as Attachment A (hereinafter referred to as the "prime contract"), with exceptions as are explicitly specified in this Subcontract;

           b. the requirements of purchase orders issued to LSC by ISI pursuant to INS delivery orders issued under the prime contract; and

           c. the LaserCard quote of November 5, 1999, to ISI as amended by LaserCard's letter to ISI of May 10, 2000 (attached hereto as Attachments B and C, respectively).

2.2 LSC shall deliver optical cards F.O.B. Mountain View, California to an ISI-designated INS site. In the event ISI does not designate an INS site for delivery, LSC shall securely store the optical cards in accordance


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           with Section 5 of the prime contract (See Attachment A) at no additional cost to ISI and shall insure those stored cards at no additional cost to ISI. LSC shall deliver the optical cards to an INS production site from secured storage upon receipt of an ISI, INS or INS agent's written request for delivery of the optical cards. The INS agents are identified in Section 17 of the prime contract.

3.  Inspection, Acceptance, Rejections and Returns

LSC shall comply with Section 13 and all other applicable provisions of the prime contract that provide for the inspection, acceptance, rejections and returns of optical cards. Pursuant to Section 13, and FAR 52.246-2, Inspection of Supplies which is incorporated therein, LSC shall replace all cards found to be noncompliant by the INS at no cost to ISI or the INS.

4.  Invoicing and Payment

4.1 Subcontractor shall present to ISI an original and three copies of an invoice as a condition for payment. To constitute a proper invoice, the invoice must include the following information: Subcontract identification, product description, price and quantity of products or services for which payment is requested, and required documentation, in addition to the requirements of Section 1 of Attachment 2 to the prime contract. The invoice should be submitted to the following ISI office:

                Information Spectrum, Inc.
                Accounts Payable
                7611 Little River Turnpike, Suite 300 East
                Annandale, Virginia 22003

On additional copy of the invoice shall be sent to the ISI technical representative identified in Section 13 of this Subcontract.

4.2        ISI will pay LSC under this Subcontract as follows:

Fifty percent (50%) of the price for the forecasted quantity of cards to be delivered in the ensuing quarter is due thirty (30) days in advance of each quarter, with the balance of fifty percent (50%) due within thirty (30) days of ISI's receipt of the Government's written acceptance of each partial shipment of cards and ISI's receipt of LSC's invoice therefor. Quarters are defined as January - March; April - June; July - September; and October - December. Therefore, advance payments for the above quarters are due after ISI's receipt of an appropriate invoice and on the first day of December, March, June, and September. The first advance payment will be due on September 1, 2000.

ISI shall pay LSC the amounts specified in each delivery order for each card that meets the requirements of this Subcontract.

5.  Reporting

LSC shall submit a monthly report to ISI, due by the last day of each month, indicating the information required for all card stock (by format) in accordance with Section 16.3 of the prime contract.

6.  Damages

The provisions relating to the payment of damages in the prime contract in Sections 14, 21, and Attachment 2 Section 1 are applicable to this Subcontract.



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7.  Period of Performance/Option

The period of performance of this Subcontract is from May 26, 2000, through May 25, 2001. The parties agree to extend this Subcontract as necessary to coincide with any and all options exercised by the INS pursuant to the prime contract.

8.  Incorporation by Reference

8.1 Except as provided for in Sections 8.2 and 8.3, below, the provisions of the prime contract are applicable to this Subcontract and are hereby incorporated by reference subject to the following modifications.

8.2 The following provisions in the prime contract are inapplicable and struck from this Subcontract:

           Section 7.3 Non-Optical Card and all other prime contract references to non-optical card requirements Section 15 Payments and Invoicing FAR 52.233-1 Disputes

8.3 Except as provided for in Section 8.4, whenever the following terms are used in the prime contract they shall have the meaning set forth below:

           a.    The term "Contract" shall mean "this Subcontract."
           b.    The term "Subcontract" shall mean "lower tier subcontract."
           c. The term "Government," "Contracting Officer" and equivalent terms shall mean "ISI."
           d. The term "Contractor" shall mean "Subcontractor," and, in addition, if required by the clause, "lower tier subcontractors."

8.4 The definitions in Section 8.3 shall not be applicable to the following clauses or to the terms therein, to the extent specified this Section 8.4:

           a. Whenever there is a reference to "Government Property," "Government Equipment" or equivalent terms which refers to Government property, these terms shall remain unchanged.

           b. Whenever there is a reference to the right to inspect, examine or audit records, only the Government shall have that right.

           c. Whenever there is a reference to patents or copyrights, or infringement of intellectual property rights, the related references in the text of the clause to the Government or Contracting Officer shall remain unchanged.

           d. Whenever there is a reference to the reimbursement of costs to a Contractor or Subcontractor for liability, the related references in the text of the clause to the Government or Contracting Officer shall remain unchanged.

           e. The definitions in Section 8.3 are inapplicable to Section 17 of the prime contract, "Government Agent."

9.  Security Requirements

As of the effective date of this Subcontract, the application of the security requirements in Section 22 of the prime contract shall be the same, with the same exceptions granted, as has been in effect under the subcontract between LSC and ISI effective February 12, 1997 for the INS Integrated Card Production
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System and the follow-on subcontract for optical cards and insured storage effective April 20, 1999. LSC agrees to conform to any subsequent changes in security requirements mandated by the INS.

10.  Duty of Notice and Non-Infringement

The Subcontractor shall not, in the course of performing work under this Subcontract, infringe or cause the Contractor to infringe any patent, copyright, or trademark rights of others. In the event the Subcontractor possesses information that may infringe any patent, copyright, trademark, or trade secret, the Subcontractor shall, in a reasonable and timely manner, give notice of the facts known by the Subcontractor to the Contractor.

If the Subcontractor receives notice of any legal actions or claim in which Contractor may become involved, or of any Contractor right to invention, discovery, copyright, or trade secret covered by the terms of this Subcontract, Subcontractor shall promptly give notice of the facts known by Subcontractor to Contractor.

11.  Claims and Disputes

11.1       Claims and Disputes Between the Parties Under this Subcontract

           Except with respect to claims or disputes under Section 11.2 below, any claim or dispute concerning questions of fact or law arising out of this Subcontract, or to an alleged breach thereof by a party, which is not disposed of by mutual agreement within thirty (30) calendar days after one party has provided written notice of the claim or dispute to the other, shall be settled by arbitration in, and in accordance with the laws of, the Commonwealth of Virginia. Such arbitration shall be by and in accordance with the Commercial Arbitration Rules and Procedures of the American Arbitration Association. The parties shall share equally in the cost of the arbitrator(s) and the cost of recording any arbitration proceeding. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Neither party shall institute any action or proceeding against the other party in any court with respect to any claim or dispute that is governed by this Section
           11.1. The decision of the arbitrator(s) shall be conclusive and final and shall be binding on the parties unless fraudulent, arbitrary or capricious, so grossly erroneous as to necessarily imply bad faith, or contrary to law.

11.2       Claims or Disputes with the Government under the Prime Contract

           a. All Subcontractor claims or disputes arising out of the Government's action or failure to act under the Prime Contract shall be governed by this Section 11.2.

           b. The Contractor shall notify the Subcontractor in writing of a Government action or failure to act and any final decision that has an adverse impact on the Subcontractor. Any final decision of the Contracting Officer under the prime contract shall be conclusive and binding upon Subcontractor unless appealed pursuant to this Section 11.2.

           c. In the event a final decision of the Government's Contracting Officer has an adverse impact on the Subcontractor, the Contractor and Subcontractor shall seek to agree on (1) whether a claim or appeal should be filed and the forum in which the claim or appeal should be filed; (2) whether the Subcontractor should be sponsored by the Contractor in filing the claim or appeal; (3) whether there is
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                 sufficient evidence that the claim is made in good faith, all statements in the required certification are accurate and complete and the amount requested accurately reflects the contract adjustment claimed; (4) the responsibility for the prosecution of the claim and/or appeal, the support to be provided by each party and the responsibility for the costs and liabilities that may be incurred; and (5) other relevant matters.

11.3 Pending the final disposition of a claim or dispute pursuant to Sections 11.1 or 11.2 above, the Subcontractor shall proceed diligently with the performance of this Subcontract in accordance with the Contractor's written direction.

11.4 Any decision upon such claim or appeal pursuant to Section 11.2 above, by Government Board of Contract appeals, by a United States Court, or other forum having jurisdiction, shall be conclusive and final and shall be binding on the parties unless appealed to a court having jurisdiction. A final judgment in any such appeal shall be conclusive and final and shall be binding on the parties.

12.  Modifications

No modification of any part of this Subcontract shall be binding upon the parties hereto, or either of them, unless such is in writing and duly signed by those authorized to sign for the respective parties.

13.  Contracting and Technical Representatives

13.1       The ISI Contracting Representative is:

                Ms. Terri Ann Rogers
                7611 Little River Turnpike, Suite 300 East
                Annandale, Virginia 22003
                Telephone: (703) 813-8544
                Telefax: (703) 813-8499

13.2       The LSC Contracting Representative is:

                Mr. Steven G. Larson
                LaserCard Systems Corporation
                2644 Bayshore Parkway
                Mountain View, CA 94043
                Telephone: (650) 969-4428
                Telefax: (650) 969-0487

13.3       The ISI Technical Representative is:

                Mr. George Cayey
                7611 Little River Turnpike, Suite 100 East
                Annandale, Virginia 22003
                Telephone: (703) 813-8330
                Telefax: (703) 813-8332

           The ISI Technical Representative will coordinate the technical aspects of this Subcontract and inspect products and services furnished hereunder; however he is not authorized to modify or add any terms or conditions of this Subcontract, including price. The authority to accept products and services furnished by the Subcontractor is expressly reserved to the ISI Contracting Representative.
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13.4       The LSC Technical Representative is:

                Mr. Richard Haddock
                LaserCard Systems Corporation
                2644 Bayshore Parkway
                Mountain View, CA 94043
                Telephone: (650) 969-4428
                Telefax: (650) 967-6524

All notices required pursuant to this Subcontract shall be in writing, shall bear the addresses of the parties to this Agreement and shall be dispatched by certified or registered mail, return receipt requested, or by commercial delivery service requiring signed receipts, to the attention of the above contractual or technical representatives, as appropriate. A notice sent by facsimile shall be effective when received, provided that it is promptly confirmed by certified or registered mail, return receipt requested, or by commercial delivery service requiring signed receipts.

14.  Proprietary Information

14.1 "Proprietary Information" is defined as information which the disclosing party at the time of disclosure identifies in writing as Proprietary Information by means of a proprietary legend, marking, stamp, or other positive written notice identifying the information to be proprietary. In order for information disclosed orally or visually by a party to this Subcontract to be Proprietary Information protected hereunder, the disclosing party shall identify the information as proprietary at the time of the disclosure and, within thirty (30) days after such oral or visual disclosure, reduce the subject matter of the disclosure to writing, properly stamped with a proprietary legend, marking, stamp, or other positive written notice and submit it to the receiving party.

14.2 It is agreed that for a period of five (5) years following the receipt of Proprietary Information, each party will use such information only as necessary for the performance of their obligations under the prime contract or this Subcontract. Each party shall take reasonable efforts to preserve the confidentiality of such Proprietary Information, and prevent disclosure thereof to third parties. Each party agrees that it will use the same reasonable efforts to protect the other's Proprietary Information as are used to protect its own, but, in any event, not less than reasonable care.

14.3 The obligation to protect Proprietary Information, and the liability for unauthorized disclosure or use of Proprietary Information, shall not apply with respect to such information which is now available or becomes available to the public without breach of this Agreement; information lawfully received without restrictions from other sources, including the U.S. Government; information published or disclosed by the disclosing party to others, including the U.S. Government, without restriction; information developed by the receiving party independent of and without use of the information disclosed by the disclosing party; or, is required to be disclosed pursuant to any law or judicial or governmental demand, requirement or order, provided that the receiving party shall give reasonable notice to the disclosing party of such order to enable the disclosing party to seek legal protection of the Proprietary Information.

14.4 The parties agree that disclosures of Proprietary Information shall be restricted to those individuals directly participating in the performance of the prime contract or this Subcontract who have a need to know such information and who have been made aware of and consent to abide by the


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           restrictions contained herein concerning the disclosure and use of such information.

14.5 Upon termination or expiration of this Subcontract, or upon the written request of either party at any time, each party will, within a reasonable period of time thereafter, not to exceed sixty (60) days, return all Proprietary Information received from the other party and copies made thereof by the receiving party under this Agreement, or certify by written memorandum that all such Proprietary Information has been destroyed. Neither termination of this Subcontract nor return of all proprietary information shall affect the rights and obligations contained herein with respect to Proprietary Information disclosed hereunder prior to termination or return of said information.

14.6 Except as expressly provided herein, neither the execution and delivery of this Subcontract nor the furnishing of any Proprietary Information shall be construed as granting either expressly or by implication, estoppel or otherwise, any license under any copyright, invention, improvement, discovery or patent, or trademark now or hereafter owned or controlled by a party disclosing Proprietary Information hereunder.

14.7 Each party warrants that it has the right to disclose the Proprietary Information disclosed to the other party hereunder for the purposes set forth in Section 14.2 above.

15.  Applicable Law

This Subcontract shall be governed by the laws of the Commonwealth of Virginia.

16.  Assignment

No right under this Subcontract is assignable by Subcontractor except the right to payments may be assigned to a United States financial institution provided written notice is made to Contractor and such assignment is acknowledged by Contractor. Acknowledgment will not be withheld or unreasonably delayed by Contractor.

17.  Relationship of the Parties

This Subcontract is not intended to constitute, create, give effect to, or otherwise recognize a joint venture, partnership or any other form of business organization, and the rights and obligations of the parties shall be only those expressly set forth herein. At all times, each of the parties shall remain an independent contractor, responsible for its own employees.

18.  Additional INS Procurements

The parties agree that for a period of five years after the effective date of this Subcontract, or two years after the termination or expiration of this Subcontract, whichever period is longer, if the INS or the Department of State
(DoS) (or another U.S. Government agency, contractor or another person or entity acting on behalf of, or as successor to, the INS or DoS) should request one or more proposals, quotes or bids for the provision of custom format optical cards, or the provision of associated Reader/Writers, to the INS and/or DoS or any successor agency:

           a. ISI shall provide, in its response to each request for proposal, quote or bid, exclusively LaserCard custom format optical cards and associated Reader/Writers and no other competitors' optical cards or Reader/Writers; and



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           b.    LaserCard shall offer to provide custom format optical cards and associated Reader/Writers exclusively to ISI, to be included in ISI's response to each request for proposal, quote or bid, and to no other person or entity.

This provision shall survive the termination of this Subcontract for any reason other than the default of either party, in which event the requirements of this provision shall no longer apply.

19.  Severability

In the event that any one or more of the provisions of this Subcontract is found to be unenforceable, the enforceability of the remaining provisions shall be unimpaired.

20.  Entire Agreement

This Subcontract, including Attachments A, B, and C, constitutes the complete agreement of the parties and supersedes all previous understandings, agreements or representations, written or oral, between the parties on this subject matter.

21.  Order of Precedence

Any inconsistency in this Subcontract shall be resolved by giving precedence in the following order:

           a.    Sections 1 through 20 of this Subcontract
           b.    Attachment A
           c.    Attachments B and C


IN WITNESS WHEREOF, the parties have executed this Subcontract.

ATTEST:

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
For:        LaserCard Systems Corporation                              For:       Information Spectrum, Inc.

/s/:        STEVEN G. LARSON                                           /s/:       TERRI ANN ROGERS
            ----------------------------                                          ---------------------------

Name:       STEVEN G. LARSON                                           Name:      TERRI ANN ROGERS
            ----------------------------                                          ---------------------------

Title: VICE PRESIDENT, FINANCE                                         Title:     VICE PRESIDENT, CONTRACTS
       ----------------------------                                               ---------------------------

Date:       JUNE 2, 2000                                               Date:      JUNE 6, 2000
            ----------------------------                                          ---------------------------
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